Exhibit 99.1

TSX/NYSE American

Symbol: TMQ

News Release

Trilogy Metals Files NI 43-101 Technical Report

for the Previously Announced Bornite Preliminary Economic Assessment

February 13, 2025 - Vancouver, British Columbia – Trilogy Metals Inc. (TSX/NYSE American: TMQ) (“Trilogy Metals” or the “Company”) has filed a National Instrument 43-101 technical report titled "NI 43-101 Technical Report on the Preliminary Economic Assessment of the Bornite Project, Northwest Alaska, USA" with an effective date of January 15, 2025 and a filing date of February 13, 2025 with the Canadian securities regulators (the “NI 43-101 Report”). The Company will also be filing a S-K 1300 technical report summary titled “S-K 1300 Technical Report Summary on the Initial Assessment of the Bornite Project, Northwest Alaska, USA” with an effective date of November 30, 2024 with the United States Securities and Exchange Commission. A copy of the applicable report will be available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar and on the Company’s website at www.trilogymetals.com.

The Preliminary Economic Assessment ("PEA") was prepared for the Bornite copper project (“Bornite Project”) located in the Ambler Mining District of Northwestern Alaska. The Bornite Project is held by Ambler Metals LLC (“Ambler Metals”), the joint venture operating company equally owned by Trilogy and South32 Limited (“South32”). The PEA has not been reviewed by South32 or Ambler Metals. The PEA was prepared on a 100% ownership basis, of which Trilogy’s share is 50%. The results of the PEA were announced on January 15, 2025. There are no material differences in the NI 43-101 Report from those results disclosed in the Company's news release dated January 15, 2025.

Trilogy Metals engaged independent consultants, Wood Canada Limited, Ausenco Engineering Canada ULC, SRK Consulting (Canada) Inc., International Metallurgical & Environmental Inc., and Core Geoscience LLC to prepare the PEA on a 100% ownership basis, under National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”). An Initial Assessment for the Bornite Project was also prepared on a 100% ownership basis in accordance with Subpart 1300 and Item 601 of the Regulation S-K.

Qualified Persons

Richard Gosse, P.Geo., Vice President, Exploration for Trilogy Metals, is a Qualified Person as defined by NI 43-101. Mr. Gosse has reviewed and approved the scientific and technical information in this news release.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company which holds a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide (“VMS”) deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy Metals’ vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Trust | Respect | Integrity

Company Contacts

Tony Giardini	Elaine Sanders
President & Chief Executive Officer	Vice President & Chief Financial Officer

Phone: 604-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; the exploration potential of the UKMP; and other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended November 30, 2023 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Trust | Respect | Integrity

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